UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 25, 2009, FGX International Holdings Limited (the “Company”) issued a press release announcing preliminary selected financial results for the fourth quarter and fiscal year 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director.  On February 23, 2009, the Board of Directors appointed Alfred J. Verrecchia, age 66, as a director of the Company for a term ending at the 2009 Annual Meeting of Stockholders.

Mr. Verrecchia is Chairman of the Board of Hasbro, Inc. From 2003 until his retirement in May 2008, Mr. Verrecchia was President and Chief Executive Officer of Hasbro. Prior to 2003, Mr. Verrecchia was President and Chief Operating Officer of Hasbro. Mr. Verrecchia’s career at Hasbro spans over 40 years.

There is no arrangement or understanding between the new director and any other persons pursuant to which Mr. Verrecchia was selected as a director.  There are no current or proposed transactions between the Company and Mr. Verrecchia or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.  Mr. Verrecchia participates in the Company’s non-employee director compensation arrangements, a description of which appears under the heading “Compensation of Directors” in the proxy statement for the Company’s 2008 annual meeting of stockholders and is incorporated herein by reference, except that with respect to non-employee director equity compensation, effective in February 2009 the Board of Directors revised the components of the annual grant of equity compensation to non-employee directors to consist of a grant of options to purchase 1,250 shares of Company stock and 1,250 restricted stock units.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

February 25, 2009	By:	/s/ Alec Taylor
Alec Taylor
Chief Executive Officer